EXHIBIT 3.1.2

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

	Filed in the office of	Document Number
	/s/ Ross Miller	20100551524-35
Certificate of Change Pursuant	Ross Miller	Filing Date and Time
to NRS 78.209	Secretary of State	07/26/2010 3:30 PM
Certificate of Change filed Pursuant to NRS 78.209	State of Nevada	Entity Number
For Nevada Profit Corporations		E0438362008-2

1. Name of corporation:

GLOBAL COOLING TECHNOLOGIES CORP.

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

100,000,000 shares of common stock, par value $0.0001 per share.
25,000,000 shares of “blank check” preferred stock, par value $0.0001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

100,000,000 shares of common stock, par value $0.0001 per share.
25,000,000 shares of “blank check” preferred stock, par value $0.0001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Twenty (20) shares of common stock, par value $0.0001 per share, shall be issued after the change in exchange for each issued an outstanding share of common stock, par value $0.0001 per share.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares shall be rounded up to the nearest whole share.

7. Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)

8. Officer Signature: /s/ David Rendina, President
Signature Title